                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in Registration Statement No. 33-62625 of Esterline Technologies Corporation on Amendment No. 1 to Form S-3 of our report dated December 5, 1994, included and incorporated by reference in the Annual Report on Form 10-K of Esterline Technologies Corporation for the year ended October 31, 1994, and to the use of our report dated December 5, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Seattle, Washington
September 26, 1995